Exhibit 10.9.1
                                                             --------------

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                             AGREEMENT AND PLAN OF MERGER


                                     BY AND AMONG


                               AMERICAN ECO CORPORATION

                                SUB ACQUISITION CORP.


                                         AND


                                   CHEMPOWER, INC.


                            Dated as of September 10, 1996


          =================================================================

                                  TABLE OF CONTENTS

          Section                                                      Page

                                      ARTICLE I


          THE MERGER
               Section 1.01.  The Merger  . . . . . . . . . . . . . . .   1
               Section 1.02.  Effective Time  . . . . . . . . . . . . .   1
               Section 1.03.  Effect of the Merger  . . . . . . . . . .   1
               Section 1.04.  Articles of Incorporation; Code of
                              Regulations . . . . . . . . . . . . . . .   2
               Section 1.05.  Directors and Officers  . . . . . . . . .   2

                                      ARTICLE II


          CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
               Section 2.01.  Conversion of Securities; Adjustment  . .   2
               Section 2.02.  Conversion of Sub Common Stock  . . . . .   2
               Section 2.03.  Exchange of Company Certificates and
                              Cash  . . . . . . . . . . . . . . . . . .   3
               Section 2.04.  Stock Transfer Books  . . . . . . . . . .   4
               Section 2.05.  Company Options . . . . . . . . . . . . .   4
               Section 2.06.  Dissenting Shares . . . . . . . . . . . .   4
               Section 2.07.  Closing . . . . . . . . . . . . . . . . .   5

                                     ARTICLE III


          REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               Section 3.01.  Organization and Qualification  . . . . .   5
               Section 3.02.  Capitalization  . . . . . . . . . . . . .   6
               Section 3.03.  Subsidiaries  . . . . . . . . . . . . . .   6
               Section 3.04.  Authorization . . . . . . . . . . . . . .   6
               Section 3.05.  SEC Filings . . . . . . . . . . . . . . .   7
               Section 3.06.  No Conflicts  . . . . . . . . . . . . . .   7
               Section 3.07.  Consents and Approvals  . . . . . . . . .   8
               Section 3.08.  Financial Statements  . . . . . . . . . .   8
               Section 3.09.  Absence of Certain Changes or Events  . .   8
               Section 3.10.  No Undisclosed Material Liabilities . . .  10
               Section 3.11.  Proxy Statement . . . . . . . . . . . . .  10
               Section 3.12.  Fairness Opinion  . . . . . . . . . . . .  10
               Section 3.13.  Brokers and Finders . . . . . . . . . . .  11
               Section 3.14.  Environmental Matters . . . . . . . . . .  11
               Section 3.15.  Litigation  . . . . . . . . . . . . . . .  11
               Section 3.16.  ERISA Compliance  . . . . . . . . . . . .  12
               Section 3.17.  Tax Matters . . . . . . . . . . . . . . .  13
               Section 3.18.  Change in Control Payments  . . . . . . .  14
               Section 3.19.  Properties  . . . . . . . . . . . . . . .  14
               Section 3.20.  Intellectual Property . . . . . . . . . .  14
               Section 3.21.  Insurance Coverage  . . . . . . . . . . .  15
               Section 3.22.  Inventory . . . . . . . . . . . . . . . .  15
               Section 3.23.  Related Party Transactions  . . . . . . .  15
               Section 3.24.  Contracts . . . . . . . . . . . . . . . .  16
               Section 3.25.  Personnel . . . . . . . . . . . . . . . .  17
               Section 3.26.  Compliance with Laws  . . . . . . . . . .  17
               Section 3.27.  Accounts Receivable . . . . . . . . . . .  18
               Section 3.28.  Books and Records . . . . . . . . . . . .  18
               Section 3.29.  Board Recommendation  . . . . . . . . . .  18
               Section 3.30.  General Representation and Warranty . . .  18

                                      ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
               Section 4.01.  Organization and Power  . . . . . . . . .  19
               Section 4.02.  Authorization . . . . . . . . . . . . . .  19
               Section 4.03.  No Conflicts  . . . . . . . . . . . . . .  19
               Section 4.04.  Consents and Approvals  . . . . . . . . .  19
               Section 4.05.  Proxy Statement . . . . . . . . . . . . .  20
               Section 4.06.  Financing . . . . . . . . . . . . . . . .  20
               Section 4.07.  Brokers and Finders . . . . . . . . . . .  20

                                      ARTICLE V

          COVENANTS AND AGREEMENTS

               Section 5.01.  Conduct of Business Between Execution of
                              this Agreement and the Effective Time . .  20
               Section 5.02.  Mutual Covenants  . . . . . . . . . . . .  22
               Section 5.03.  Access to Information; Confidentiality  .  23
               Section 5.04.  Meeting of Shareholders . . . . . . . . .  23
               Section 5.05.  Proxy Statement . . . . . . . . . . . . .  23
               Section 5.06.  Public or Shareholder Communications  . .  24
               Section 5.07.  Additional Agreements.  . . . . . . . . .  24
               Section 5.08.  Closing Conditions  . . . . . . . . . . .  24
               Section 5.09.  Parent Shareholder Approval . . . . . . .  24
               Section 5.10.  Director and Officer Liability  . . . . .  24
               Section 5.11.  No Solicitation . . . . . . . . . . . . .  25
               Section 5.12.  Periodic Reports  . . . . . . . . . . . .  26
               Section 5.13.  Financing . . . . . . . . . . . . . . . .  26
               Section 5.14.  Hart-Scott-Rodino Filing  . . . . . . . .  26

                                      ARTICLE VI

          CONDITIONS TO CONSUMMATION OF THE MERGER
               Section 6.01.  Conditions to Each Party's Obligation to
                              Effect the Merger . . . . . . . . . . . .  27
               Section 6.02.  Additional Conditions to the Obligations
                              of the Company  . . . . . . . . . . . . .  28
               Section 6.03.  Additional Conditions to the Obligations
                              of Parent and Sub . . . . . . . . . . . .  28

                                     ARTICLE VII

          TERMINATION; AMENDMENT; WAIVER
               Section 7.01.  Termination . . . . . . . . . . . . . . .  30
               Section 7.02.  Effect of Termination and Abandonment . .  32
               Section 7.03.  Termination Payment . . . . . . . . . . .  32
               Section 7.04.  Amendment . . . . . . . . . . . . . . . .  32
               Section 7.05.  Waiver  . . . . . . . . . . . . . . . . .  32

                                     ARTICLE VIII

          GENERAL PROVISIONS
               Section 8.01.  Fees and Expenses . . . . . . . . . . . .  33
               Section 8.02.  Survival of Representations and
                              Warranties  . . . . . . . . . . . . . . .  33
               Section 8.03.  Notices . . . . . . . . . . . . . . . . .  33
               Section 8.04.  Construction  . . . . . . . . . . . . . .  34
               Section 8.05.  Exhibits, Schedules and Annexes . . . . .  34
               Section 8.06.  Counterparts  . . . . . . . . . . . . . .  35
               Section 8.07.  Governing Law . . . . . . . . . . . . . .  35
               Section 8.08.  Pronouns  . . . . . . . . . . . . . . . .  35
               Section 8.09.  Time Periods  . . . . . . . . . . . . . .  35
               Section 8.10.  No Third Party Beneficiaries  . . . . . .  35
               Section 8.11.  Enforcement of the Agreement  . . . . . .  35
               Section 8.12.  Waiver of the Jury Trial  . . . . . . . .  35
               Section 8.13.  Entire Agreement  . . . . . . . . . . . .  35
               Section 8.14.  Severability  . . . . . . . . . . . . . .  36
               Section 8.15.  Successors and Assigns  . . . . . . . . .  36

                            LIST OF SCHEDULES AND ANNEXES
                            -----------------------------
          SCHEDULES
          ---------

          3.01    Jurisdictions in Which Qualified
          3.02    Capitalization
          3.03    Subsidiaries
          3.05    SEC Filings
          3.06    No Conflicts
          3.07    Consents and Approvals
          3.09    Certain Changes or Events
          3.14    Environmental Matters
          3.15    Litigation
          3.16    ERISA Compliance
          3.17    Tax Matters
          3.18    Change in Control Payments
          3.19    Properties
          3.20    Intellectual Property Matters
          3.21    Insurance Policies
          3.23    Certain Transactions
          3.24    Contracts
          3.25    Personnel
          3.26    Permits
          3.27    Accounts Receivable
          5.01 Conduct of Business between Execution of Agreement and Effective Time

          ANNEXES
          -------

          Annex A   Form of Opinion of Counsel to Parent and Sub
          Annex B   Employment Agreement with Toomas J. Kukk
          Annex C   Employment Agreement with Ernest M. Rochester
          Annex D   Form of Opinion of Counsel to the Company

                    AGREEMENT AND PLAN OF MERGER, dated as of September 10, 1996 ("Agreement"), by and among AMERICAN ECO CORPORATION, an
                 ---------
          Ontario, Canada corporation ("Parent"), SUB ACQUISITION CORP., an
                                        ------
          Ohio corporation and a wholly owned subsidiary of Parent ("Sub"),
                                                                     ___
          and CHEMPOWER, INC., an Ohio corporation (the "Company").
                                                          -------
                    WHEREAS, the parties hereto desire to merge Sub with and into the Company (the "Merger"), whereupon the Company will become a wholly owned subsidiary of Parent; and

                    WHEREAS, the Board of Directors of each of Parent, Sub and the Company deems the Merger to be in the best interests of each of Parent, Sub, the Company and their respective shareholders;

                    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                      ARTICLE I

                                      THE MERGER

                    Section 1.01.  The Merger.  At the Effective Time (as
                                   ----------
          defined in Section 1.02), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Ohio General Corporation Law (the "Ohio Act"), Sub shall be
                                                 --------
          merged with and into the Company, whereupon the Company will become a wholly owned subsidiary of Parent. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving
                       ---------------------
          Corporation shall, by virtue of the Merger, remain "Chempower, Inc."

                    Section 1.02.  Effective Time.  As promptly as
                                   --------------
          reasonably practicable after the satisfaction or, if permissible hereunder, waiver of all conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the
                                        ---------------------
          Secretary of State of the State of Ohio, in such form as required by, and executed in accordance with the relevant provisions of the Ohio Act (the time of such filing being the "Effective
                                                           --------
          Time").
          ----

                    Section 1.03.  Effect of the Merger.  At the Effective
                                   --------------------
          Time, the effect of the Merger shall be as provided in the applicable provisions of the Ohio Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Sub and the Company shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

                    Section 1.04.  Articles of Incorporation; Code of
                                   ----------------------------------
          Regulations.  The Articles of Incorporation and Code of
          -----------
          Regulations of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation, unless and until duly amended, altered or repealed.

                    Section 1.05.  Directors and Officers.  The directors
                                   ----------------------
          and officers of Sub immediately prior to the Effective Time shall become the directors and officers of the Surviving Corporation at the Effective Time, each to hold office in accordance with the Articles of Incorporation and Code of Regulations of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                      ARTICLE II

                  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                    Section 2.01.  Conversion of Securities; Adjustment.
                                   ------------------------------------

                    (a) Each share of common stock, $0.10 par value, of the Company (the "Shares") issued and outstanding immediately
                            ------
          prior to the Effective Time, other than Shares owned by Parent, Sub or any other wholly owned subsidiary of Parent or held in the treasury of the Company, all of which shall be canceled (collectively, the "Canceled Shares"), and Shares held by
                              ---------------
          Dissenting Shareholders (as defined in Section 2.06 hereof) (collectively, the "Dissenting Shares"), shall, by virtue of the
                              -----------------
          Merger and without any action on the part of the holder thereof, be converted into the right to receive $6.20 net to the holder in cash (the "Merger Consideration"), payable to the holder thereof,
                     --------------------
          without interest thereon, upon the surrender of the certificate representing such Share.

                    (b) If between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of Shares or a different class by reason of a stock dividend, subdivision, reclassification, recapitalization, split-up or combination, the Merger
          Consideration shall be appropriately adjusted.

                    Section 2.02.  Conversion of Sub Common Stock.  Each
                                   ------------------------------
          share of common stock, par value $0.10 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one (1) share of common stock of the Surviving Corporation and each certificate evidencing ownership of any shares of capital stock of Sub shall evidence ownership of the same number of shares of common stock of the Surviving Corporation.

                    Section 2.03.  Exchange of Company Certificates and
                                   ------------------------------------
          Cash.
          ----

                    (a)  Deposit of Merger Consideration.  As of the
                         -------------------------------
          Effective Time, Parent or Sub shall deposit, or cause to be deposited, with or for the account of an exchange agent (the "Exchange Agent") selected by Parent prior to the Effective Time,
          --------------
          for the benefit of the holders of the Shares (other than Canceled Shares and Dissenting Shares), for exchange in accordance with this Article II, through the Exchange Agent, cash in the aggregate amount required to be exchanged for the Shares (other than Canceled Shares and Dissenting Shares) pursuant to Section
          2.01 (the "Exchange Fund").  The Exchange Agent shall, pursuant
                     -------------
          to irrevocable instructions, deliver the Exchange Fund to holders of the Shares (other than Canceled Shares and Dissenting Shares) in accordance with Section 2.01 hereof. The Exchange Fund shall not be used for any other purpose. Any interest, dividends or other income earned on the investment of the Exchange Fund while held by the Exchange Agent shall be for the account of Parent.

                    (b)  Exchange Procedures.  As soon as reasonably
                         -------------------
          practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (which shall specify
           ------------
          that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
          (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment in cash therefor. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, cash may be paid in accordance with this Article II to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by all amounts required to pay applicable stock transfer taxes or evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
          Section 2.03, each Certificate shall represent for all purposes after the Effective Time only the right to receive upon such surrender the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon or, in the case of Dissenting Shares, such consideration as may be determined to be due under the Ohio Act; and all other rights of such holder as a shareholder of the Company shall cease at the Effective Time, except as otherwise required by the Ohio Act.

                    (c)  Termination of Exchange Fund.  Any portion of the
                         ----------------------------
          Exchange Fund which remains undistributed to the holders of Shares for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration to which they are entitled pursuant to this Agreement. Neither Parent nor the Company shall be liable to any holder of the Shares for any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                    (d)  Withholding Rights.  Parent shall be entitled to
                         ------------------
          deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local
                                 ----
          or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent.

                    (e)  Lost Certificates.  If any Certificate is lost,
                         -----------------
          stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay the cash payable in respect of such Certificate pursuant to this Agreement.

                    Section 2.04.  Stock Transfer Books.  At the Effective
                                   --------------------
          Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent, the Surviving Corporation or Parent for any reason, other than Dissenting Shares presented for endorsement in accordance with the Ohio Act, shall be canceled and converted into the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate.

                    Section 2.05.  Company Options.  At the Effective Time
                                   ---------------
          (and subject to the effectiveness of the Merger), each option to purchase Shares, whether or not exercisable, shall be canceled in consideration of the payment by the Company out of funds provided by Parent, if necessary, to each holder thereof of an amount in cash equal to the extent (if any) by which the Merger Consideration exceeds the exercise price per share payable under such option, multiplied by the number of Shares subject to such option. All incentive stock option plans and non-qualified stock option plans maintained by the Company, and each option issued under any of such plans, shall be amended, to the extent necessary, to incorporate the terms of the preceding sentence and to delete any inconsistent provisions thereof regarding the treatment of such options as a consequence of the Merger. Parent shall be entitled to cause the Company to withhold from amounts otherwise payable pursuant to this Section 2.05 any amount required to be withheld under applicable tax laws.

                    Section 2.06.  Dissenting Shares.  Notwithstanding
                                   -----------------
          anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Shareholder")
                                                   ----------------------
          who objects to the Merger and complies with all the provisions of the Ohio Act concerning the right of shareholders of the Company to dissent from the Merger and require the fair cash value of their Shares shall not be converted as described in Section 2.01 hereof but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the Ohio Act. If after the Effective Time, such Dissenting Shareholder withdraws his demand for the fair cash value of his Shares or fails to perfect or otherwise loses his right to the fair cash value of his Shares, in any case pursuant to the Ohio Act, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without interest. The Company shall give Parent
          (i) prompt notice of any demands for the fair cash value of Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate any such demands.

                    Section 2.07.  Closing.  The closing of the Merger
                                   -------
          will take place at 10:00 a.m. not later than the second business day after the day on which there shall have been satisfaction or waiver of the conditions set forth in Article VI, at the offices of Thompson Hine & Flory P.L.L., 3900 Key Center, 127 Public Square, Cleveland, Ohio, unless another date or place is agreed to in writing by the parties hereto.


                                     ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    The Company represents and warrants to Parent and Sub as follows:

                    Section 3.01.  Organization and Qualification.
                                   ------------------------------

                    (a)  Organization and Power.  The Company is a
                         ----------------------
          corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets.

                    (b)  Qualification.  The Company is duly qualified or
                         -------------
          licensed to do business as a foreign corporation in good standing in every jurisdiction where the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have an effect which is material and adverse to the business, financial condition or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole other than an effect resulting from this Agreement or the transactions contemplated hereby (a "Company Material Adverse
                                                   ------------------------
          Effect").  Each of such jurisdictions is listed in Schedule 3.01
          ------                                             -------------
          hereto.

                    (c)  Articles of Incorporation and Code of Regulations.
                         -------------------------------------------------
          The Company has heretofore delivered to Parent complete and correct copies of the Company's Articles of Incorporation and Code of Regulations, each as currently in effect.

                    Section 3.02.  Capitalization.  The authorized capital
                                   --------------
          stock of the Company, together with a description of treasury securities and a description of all securities issued and outstanding as of the date hereof is as set forth on Schedule
                                                               --------
          3.02 attached hereto.  All securities identified on Schedule 3.02
          ----                                                -------------
          as being issued and outstanding securities are validly issued, fully paid and nonassessable. Except as set forth on Schedule
                                                                --------
          3.02, there is no outstanding option, warrant, right, call,
          ----
          subscription or other agreement or commitment to which the Company is a party which (a) obligates the Company to sell, pledge or otherwise dispose of any shares of capital stock of the Company or any securities convertible or exchangeable into, or other rights to acquire, any shares of capital stock of the Company, (b) obligates the Company to make any payments with respect to appreciation in shares of its capital stock, (c) obligates the Company to grant, offer or enter into any of the foregoing, or (d) relates to the voting, transfer or control of such capital stock, securities or rights. Schedule 3.02 sets
                                                     -------------
          forth the exercise price of each stock option currently outstanding.

                    Section 3.03.  Subsidiaries.  Each Subsidiary of the
                                   ------------
          Company is listed on Schedule 3.03 hereto.  Except as set forth
                               -------------
          in Schedule 3.03, each such Subsidiary is a corporation duly
             -------------
          organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business substantially as it is now being conducted. Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and owned directly or indirectly by the Company free and clear of all liens, claims or encumbrances and were not issued in violation of any preemptive right. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock of any Subsidiary, or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing the right to acquire, any shares of capital stock of any Subsidiary. For purposes of this Agreement, the term "Subsidiary" of the Company shall mean
                                    ----------
          any corporation, limited partnership or other entity a majority of whose outstanding voting stock or ownership interests entitled to vote for the election of directors or other governing body is at the time owned by the Company and/or one or more other Subsidiaries. Except for the Subsidiaries listed on Schedule
                                                               --------
          3.03 hereto, the Company does not have any direct or indirect
          ----
          record or beneficial ownership, voting or management interest in any corporation, limited partnership or other entity.

                    Section 3.04.  Authorization.  The Company has all
                                   -------------
          requisite corporate power to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder. Except with respect to the approval by the shareholders of the Company of this Agreement and the Merger
          (a) the execution and delivery of this Agreement and the due consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and (b) this Agreement constitutes (and each document and instrument contemplated by this Agreement, when executed and delivered in accordance with the provisions hereof, will constitute) a valid and legally binding agreement of the Company enforceable in accordance with its terms assuming the due authorization, execution and delivery hereof by Parent, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the rights of creditors generally, general principles of equity, and public policy. The affirmative vote of the holders of a majority of the Shares is the only vote of any class or series of capital stock of the Company necessary to approve the Merger.

                    Section 3.05.  SEC Filings.
                                   -----------

                    (a)  Except as set forth on Schedule 3.05 attached
                                                -------------
          hereto, the Company has filed with the Securities and Exchange Commission (the "SEC") all required reports, schedules, forms,
                           ---
          statements and other documents from January 1, 1993 through the date hereof, including (i) the annual reports on Form 10-K for all fiscal years ended during such period, (ii) the quarterly reports on Form 10-Q required for all fiscal quarters during such period, (iii) all proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held during such period, and (iv) all other reports, statements, schedules and registration statements required to be filed with the SEC during such period (the "SEC
                                                                     ---
          Documents") except where the failure to file any such SEC
          ---------
          Document referred to in Subparagraph 3.05(a)(iv) is not likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                    (b) As of its filing date or, if amended, as of the date of its amendment, as the case may be, each such report, proxy or information statement (as amended or supplemented, if applicable), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), did not contain any
                                 ------------
          untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    (c) Each such registration statement (as amended or supplemented, if applicable) filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date such
                                    --------------
          statement, amendment or supplement became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                    Section 3.06.  No Conflicts.  Except as set forth on
                                   ------------
          Schedule 3.06 attached hereto, the execution, delivery and
          -------------
          performance of this Agreement by the Company and the consummation of the transactions contemplated hereby:

                    (a) will not constitute a conflict with, breach or violation of or default (or an event which with notice or lapse of time or both would become a default) under: (i) the Company's Articles of Incorporation or Code of Regulations, as amended to date, (ii) any material agreement, instrument, license, franchise or permit to which the Company or any of its Subsidiaries is subject or by which any of them is bound, (iii) any order, writ, injunction or decree to which the Company or any of its Subsidiaries are subject or by which any of them is bound, or
          (iv) assuming that the consents and approvals referenced in
          Section 3.07 hereof are obtained, any statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject or by which any of them is bound, the violation of which would have a Company Material Adverse Effect; and

                    (b) will not result in the creation of any lien, charge or encumbrance on the properties or assets of the Company, except those created or imposed by or through Parent or Sub and except for such liens, charges, or encumbrances which would not have a Company Material Adverse Effect.

                    Section 3.07.  Consents and Approvals.  Except: (a) for
                                   ----------------------
          filings and approvals required by: (i) the Secretary of State of the State of Ohio, (ii) the Exchange Act, (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "Hart-Scott-Rodino Act"),
                                                   ---------------------
          and (iv) such other statutes, rules or regulations which may require registrations, authorizations, consents or approvals relating to matters that, in the aggregate, are not material to the Company and its Subsidiaries taken as a whole; (b) for the approval by the shareholders of the Company of this Agreement and the transactions contemplated hereby; and (c) as set forth on
          Schedule 3.07 attached hereto, neither the Company nor any of its
          -------------
          Subsidiaries is required to submit any notice, report or other filing with or obtain any consent or approval from any governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or third party in connection with the
           -------------------
          execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby. The consents set forth on Schedule 3.07 that are marked with an asterisk (*) are referred to herein as the "Material Consents."

                    Section 3.08.  Financial Statements.  The consolidated
                                   --------------------
          financial statements of the Company included in the annual reports on Form 10-K filed by the Company with respect to the three most recently completed fiscal years of the Company and the quarterly reports on Form 10-Q filed by the Company with the SEC with respect to the quarters ended March 31 and June 30, 1996, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles, consistently applied (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the
          SEC), and fairly present (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are anticipated to have a Company Material Adverse Effect) the financial position, results of operations, shareholders' equity and cash flow of the Company and its Subsidiaries as at the dates and for the periods indicated.

                    Section 3.09.  Absence of Certain Changes or Events.
                                   ------------------------------------
          Except as set forth on Schedule 3.09 attached hereto, since
                                 -------------
          January 1, 1996, there has been no Company Material Adverse
          Effect (whether or not covered by insurance), and there has not been:

                    (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably could be expected to have a Company Material Adverse Effect;

                    (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any Subsidiary or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

                    (c) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

                    (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in no event in the amount of more than $100,000 in the aggregate;

                    (e) any creation or assumption by the Company or any Subsidiary of any lien, pledge, mortgage or other restriction on any material asset other than in the ordinary course of business consistent with past practices, but in no event in respect of any obligation of more than $100,000 in the aggregate;

                    (f) any making of any loan, advance or capital contributions to, or investment in any person other than investments in cash equivalents made by the Company or any Subsidiary except those made in the ordinary course of business consistent with past practices;

                    (g) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, involving an amount in excess of $100,000 other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                    (h) any forgiveness or cancellation of any debt or claim, or any waiver of any right, in either case, involving an amount in excess of $100,000;

                    (i) any change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

                    (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements of the Company or any Subsidiary,
          (iv) adoption or implementation of an employee benefit plan or any amendment modification or termination of any plan in effect at December 31, 1995, or (v) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice; or

                    (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at December 31, 1995, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

                    Section 3.10.  No Undisclosed Material Liabilities.
                                   -----------------------------------
          There are no liabilities of the Company or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:
          (a) liabilities disclosed in the Company's Form 10-Q for the fiscal quarter ended June 30, 1996 (the "June 1996 Form 10-Q") included in the SEC Documents; and (b) liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1996, which individually or in the aggregate, would not have a Company Material Adverse Effect.

                    Section 3.11.  Proxy Statement.  None of the
                                   ---------------
          information to be supplied by the Company or any of its accountants, counsel or other authorized representatives for inclusion in the Proxy Statement (as defined in Section 5.05 hereof) to be distributed in connection with the Shareholders Meeting (as defined in Section 5.04 hereof) will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, at the time of the Shareholders Meeting, omit to state any material fact necessary to correct any statement that has become false or misleading, it being understood and agreed that no representation or warranty is made by the Company with respect to any information supplied by Parent or Sub or their accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries shall occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The Proxy Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                    Section 3.12.  Fairness Opinion.  The Company has
                                   ----------------
          received the written opinion of McDonald & Company Securities, Inc., financial advisor to the Company, that, as of the date of the opinion, the Merger Consideration to be received by the holders of Shares is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn as of the date hereof. The Company has delivered a copy of such opinion to Parent.

                    Section 3.13.  Brokers and Finders.  No broker, finder
                                   -------------------
          or investment banker is entitled to any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

                    Section 3.14.  Environmental Matters.  The operations
                                   ---------------------
          of the Company and its Subsidiaries, including the transportation, treatment, storage, handling, transfer, disposition, recycling or receipt of materials are, and, to the knowledge of the Company, at all times in the past have been, in compliance with all applicable legal requirements, laws, rules, orders and regulations related to environmental, natural resource, health or safety matters ("Environmental Laws"), including but not limited to those promulgated, adopted or enforced by the United States Environmental Protection Agency and by similar agencies in states in which the Company or its Subsidiaries conduct their business. Except as set forth on
          Schedule 3.14 attached hereto, neither the Company nor any of its
          -------------
          Subsidiaries is a party to any suit, action, claim or proceeding now pending before any court, governmental agency or board or other forum or, to the knowledge of the Company, threatened by any person which (i) alleges noncompliance with any Environmental Law, (ii) relates to the discharge or release into the environment of any hazardous material, pollutant, or waste at or on a site presently or formerly owned, leased or operated by the Company or any Subsidiary, or (iii) involves the transportation, treatment, storage, handling, transfer, disposition, recycling or receipt of hazardous materials. There are no facts or circumstances, to the actual knowledge of the officers of the Company or any Subsidiary of the Company, upon which such a suit, action, claim or proceeding reasonably could be based.

                    Section 3.15.  Litigation.  Except as set forth in the
                                   ----------
          SEC Documents or as set forth on Schedule 3.15 attached hereto,
                                           -------------
          there is no suit, action, claim, arbitration, governmental investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of their respective officers or directors in their capacity as such, or any of their respective properties or businesses, which, if adversely determined, individually or in the aggregate with other such suits, actions, claims, arbitrations, governmental investigations or proceedings, would
          (i) have a Company Material Adverse Effect, (ii) materially and adversely affect the Company's ability to perform its obligations under this Agreement, or (iii) prevent the consummation of any of the transactions contemplated by this Agreement. The Company has provided to Parent all pleadings and discovery materials possessed by the Company or its counsel regarding the facts and circumstances that are the subject of the litigation and claims listed on Schedule 3.15 (the "Company Litigation"). Neither the
                    -------------       ------------------
          Company nor any of its Subsidiaries is subject to any order, judgment, decree, infraction, stipulation or consent order of any court or Governmental Entity, other than orders of general applicability.

                    Section 3.16.  ERISA Compliance.
                                   ----------------

                    (a) The Company has delivered to Parent correct and complete copies of all "employee benefit plans" (as defined in
          Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other bonus, deferred
                             -----
          compensation, pension, profit-sharing, retirement, medical, group life, disability income, stock purchase, stock option, incentive or other employee-related plans, programs, contracts, agreements and arrangements (sometimes referred to herein collectively as "Benefit Plans") currently maintained, or contributed to, or
           -------------
          required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Sections 414(b), (c), (m) or
          (o) of the Code (each a "Commonly Controlled Entity") for the
                                   --------------------------
          benefit of any current or former employees, officers or directors of the Company or any Subsidiary. Except as disclosed on
          Schedule 3.16 attached hereto, the Company also has delivered to
          -------------
          Parent complete and correct copies of (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required) including all schedules thereto, (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each currently effective trust agreement and group annuity contract relating to any Benefit Plan. Except as disclosed on Schedule 3.16 attached hereto, the
                                        -------------
          Company has no obligation or liability with respect to any employee benefit plan (as defined under Section 3(3) of ERISA) or any other bonus, deferred compensation, pension, profit sharing, retirement, medical, group life, disability income, stock purchase, stock option, incentive or other employee related plans, programs, contracts, agreements or arrangements, other than such Benefit Plans currently maintained, contributed to or required to be maintained or contributed to by the Company or any Company Controlled Entity.

                    (b) Each Benefit Plan has been administered in accordance with its terms in all material respects except where the failure to do so either singly or in the aggregate would not have a Company Material Adverse Effect. Except as disclosed on
          Schedule 3.16 attached hereto, the Company and each Benefit Plan
          -------------
          are in compliance with applicable provisions of ERISA and the Code, except for any noncompliance that singly or in the aggregate would not have a Company Material Adverse Effect. Except as provided in Section 2.05 or pursuant to the plans or agreements disclosed on Schedule 3.18 attached hereto, the
                                  -------------
          consummation of the transactions contemplated herein will not directly or indirectly cause the payment, or the acceleration of any payment, under any Benefit Plan of any amount to any person.

                    (c)  All Benefit Plans intended to be qualified under
          Section 401(a) of the Code have been the subjects of determination letters from the Internal Revenue Service to the effect that such Benefit Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened. Except as set forth on Schedule 3.16 attached
                                                   -------------
          hereto, no such Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect that, to the knowledge of the Company, would have a Company Material Adverse Effect.

                    (d)  Except as disclosed on Schedule 3.16, neither the
                                                -------------
          Company nor any Commonly Controlled Entity maintains, contributes to, or at any time maintained, contributed to or was obligated to contribute to, any Benefit Plan which is subject to Title IV of ERISA or Section 412 of the Code.

                    (e) None of the Company, any Subsidiary, any officer of the Company, or any Subsidiary or any other person or persons, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the
          Code) or any other breach of fiduciary responsibility that could subject the Company or any officer of the Company to direct or indirect tax, penalty or liability under ERISA, the Code or other applicable law which would have a Company Material Adverse Effect.

                    (f) With respect to any Benefit Plan that is an employee welfare benefit plan, (x) no such Benefit Plan is funded through a "welfare benefit fund", as such term is defined in
          Section 419(a) of the Code, and (y) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and
          Part 6 of Title I of ERISA except where the failure to do so would not individually or in the aggregate have a Company Material Adverse Effect.

                    Section 3.17.  Tax Matters.
                                   -----------

                    (a) The Company, and if applicable each Subsidiary, has filed all Federal income tax returns and all other tax returns and reports required to be filed by them. All such returns are complete and correct in all material respects and were timely filed. The Company, and if applicable each Subsidiary, has paid or has made provisions for payment for all taxes and all material taxes for which no return was required to be filed, the nonpayment of which would have a Company Material Adverse Effect, and the most recent consolidated financial statements of the Company contained in the SEC Reports reflect an adequate reserve for all taxes payable for all taxable periods and portions thereof through the date of such financial statements, except where the failure to maintain such reserve would not, individually or in the aggregate, have a Company Material Adverse Effect.

                    (b)  Except as set forth on Schedule 3.17 attached
                                                -------------
          hereto, no audits concerning taxes of the Company and, if applicable, any Subsidiary are currently being conducted and no notice regarding commencement of such an audit has been received.

                    (c)  Except as set forth on Schedule 3.17 attached
                                                -------------
          hereto, no proposed or assessed deficiencies for any taxes are currently pending against the Company, or if applicable any Subsidiary, and no requests for waivers of the time to assess any such taxes are pending, in either case which, individually or in the aggregate, would have a Company Material Adverse Effect.

                    (d)  Except as set forth in Schedule 3.17, the Company
                                                -------------
          is not aware of any basis for the assertion of any deficiency against the Company or, if applicable, any Subsidiaries for taxes which, if adversely determined, either individually or in the aggregate, would have a Company Material Adverse Effect with respect to the tax return of the Company and its Subsidiaries for the taxable years as to which the statute of limitations has not expired.

                    (e)  As used in this Agreement, "taxes" shall include
                                                     -----
          all Federal, state, local and foreign income, property, sales, excise, employment, payroll, custom duty and any other governmental fee or assessment, and penalties, in addition to any liability to a third party for such amounts, and interest of any nature whatsoever.

                    Section 3.18.  Change in Control Payments.  Except as
                                   --------------------------
          set forth on Schedule 3.18 attached hereto, neither the Company
                       -------------
          nor its Subsidiaries have any plans or agreements to which they are parties, or to which they are bound, pursuant to which payments or acceleration of benefits may be required upon a "change of control" of the Company.

                    Section 3.19.  Properties.  Set forth on Schedule 3.19
                                   ----------                -------------
          attached hereto is a correct and complete list of all real property and all personal property of the Company and its Subsidiaries (other than inventory) having a book value exceeding $10,000. Except as set forth on Schedule 3.19 attached hereto,
                                           -------------
          the Company and its Subsidiaries have good and marketable title to, and are the lawful owners of, all of the tangible and intangible assets, properties and rights used in connection with their respective businesses and individually or in the aggregate material in the conduct of the business of the Company and its Subsidiaries, taken as a whole, including such tangible assets and properties reflected in the consolidated balance sheet included in the June 1996 Form 10-Q (the "June 1996 Balance Sheet") (other than leased assets and assets disposed of in the ordinary course of business since such date). Schedule 3.19 sets
                                                         -------------
          forth a correct and complete list of all material leased assets. Except as otherwise identified in Schedule 3.19, the material
                                            -------------
          tangible assets of the Company and its Subsidiaries taken as a whole, are in all material respects in good condition and repair, reasonable wear and tear excepted, and have been well maintained.

                    Section 3.20.  Intellectual Property.  Set forth on
                                   ---------------------
          Schedule 3.20 attached hereto is a correct and complete list of
          -------------
          each patent, trademark, tradename, service mark, copyright and other trade secret or proprietary intellectual property, whether registered or unregistered (collectively, the "Intellectual
                                                         ------------
          Property"), owned or used by the Company and its Subsidiaries,
          --------
          and to the knowledge of the Company, the Company and each Subsidiary has exclusive ownership of or rights to use such Intellectual Property. To the knowledge of the Company, the current use by the Company and each Subsidiary of such Intellectual Property does not infringe the rights of any other person. Except set forth on Schedule 3.20 attached hereto, to
                                       -------------
          the knowledge of the Company, no other person is infringing the rights of the Company or any Subsidiary in any such Intellectual Property, except for any such infringements, that do not, individually or in the aggregate, have a Company Material Adverse Effect.

                    Section 3.21.  Insurance Coverage.
                                   ------------------

                    (a)  Set forth on Schedule 3.21 attached hereto is a
                                      -------------
          correct and complete list of all insurance policies currently owned by the Company (the "Company Insurance Policies"), setting
                                     --------------------------
          forth, for each such policy, the policy number, the date of inception of the policy and the period of coverage, the insurer, and a general description of the risks insured against under such policy. The Company has heretofore delivered to Parent a correct and complete copy of each of the Company Insurance Policies, including all endorsements, amendments or supplements thereto. Each of the Company Insurance Policies has been validly obtained, all premiums required to be paid with respect thereto have been paid in full, and each of the Company Insurance Policies is in full force and effect. The Company Insurance Policies are in amounts and coverage sufficient for compliance by the Company with all requirements of law and all agreements to which the Company and any of its Subsidiaries is a party, and customary in its industry.

                    (b)  Set forth on Schedule 3.21 attached hereto is a
                                      -------------
          correct and complete list of each and every claim made since January 1, 1995 with respect to the Company Insurance Policies where the amount of damage or potential liability exceeded $10,000. The Company has given due and timely notice of any claim and of any occurrence known to it which may be covered by any such policies. To the Company's knowledge, no insurance company has disclaimed coverage as to any claim made by the Company.

                    Section 3.22.  Inventory.
                                   ---------

                    (a) The values at which all inventories are carried on the books of the Company and its Subsidiaries (copies of which books previously have been provided by the Company to Parent), including without limitation the reserves with respect thereto, have been calculated in accordance with generally accepted accounting principles consistent with past practices.

                    (b) Consistent with past practices, taking into account the reserves for inventory, the inventories reflected on the books of the Company and its Subsidiaries are: (i) in all material respects in good and merchantable condition; (ii) generally usable for the purposes for which they are intended, or salable in the ordinary course of business; and (iii) not excessive in material respects in kind or amount in the context of the Company's business taken as a whole. The inventories reflected on the books of the Company and its Subsidiaries include any and all inventory held on consignment by third parties.

                    Section 3.23.  Related Party Transactions.  Except as
                                   --------------------------
          set forth in the SEC Documents or as set forth on Schedule 3.23
                                                            -------------
          attached hereto, none of the officers, directors or principal shareholders of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including without limitation any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any officer or director, any member of the family of any officer or director or any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner. All related party transactions described in the SEC Documents or on Schedule 3.23 were on terms to the
                                  -------------
          Company or its Subsidiaries no less favorable than what the Company or its Subsidiaries would have had with third parties.

                    Section 3.24.  Contracts.
                                   ---------

                    (a) Except for the contracts, agreements, commitments, instruments, bids and proposals to which the Company or any of its Subsidiaries is a party listed on Schedule 3.24, neither the
                                                -------------
          Company nor any of its Subsidiaries is a party to or otherwise bound by any written or oral (i) mortgage, indenture, note, installment obligation or other instrument relating to the borrowing of money, (ii) guarantee of any obligation (excluding endorsements of instruments for collection in the ordinary course of business of the Company or any Subsidiary), (iii) letter of credit, bond or other indemnity, (iv) joint venture, partnership or other agreement involving the sharing of profits and losses,
          (v) agreement requiring the performance of services or delivery of goods in an amount exceeding $50,000 or which would not be completed within six (6) months, (vi) agreement for the sale or lease to any person of any material amount of assets other than the retirement or other disposition of assets no longer useful to the Company or any of its Subsidiaries or the sale of assets in the ordinary course of business, (vii) agreement requiring the payment of more than $50,000 in any 6-month period for the purchase or lease of any machinery, equipment or other capital assets, (viii) agreement providing for the lease or sublease (as lessor, sublessor, lessees or sublessee) of any real property,
          (ix) distributor, sales representative, broker or agent agreement, (x) collective bargaining agreement, employment or consulting agreement or agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale of the Company or any of its Subsidiaries, (xi) agreement requiring the payment to any person of more than $50,000 in any 6-month period for the purchase of goods or services, (xii) material warranties relating to products sold or distributed or services performed or provided by the Company or any of its Subsidiaries in the last six (6) years,
          (xiii) license or sublicense agreement (whether as licensor, licensee, sublicensor or sublicensee) with respect to any material item of Intellectual Property owned or licensed by the Company or any of its Subsidiaries, or (xiv) agreement imposing non-competition, confidentiality or exclusive dealing obligations on the Company or any of its Subsidiaries, except for confidentiality agreements entered into with respect to this transaction.

                    (b) The Company has delivered or made available to Parent complete and correct copies of each written agreement listed on Schedule 3.24, each as amended to date, and a summary
                    -------------
          of the terms of each oral agreement listed on Schedule 3.24.
                                                        -------------
          Each agreement listed on Schedule 3.24 is a valid, binding and
                                   -------------
          enforceable obligation of the Company or any of its Subsidiaries and, to the Company's knowledge, the other party or parties thereto and is in full force and effect. Except as set forth on
          Schedule 3.24 (i) neither the Company or any of its Subsidiaries
          -------------
          nor, to the Company's knowledge, any other party thereto is in material breach of any material term of any such agreement or has repudiated any material term of any such agreement, (ii) no event, occurrence or condition exists (including the transactions contemplated under this Agreement) which, with the lapse of time or the giving of notice or both, would become a default under any such agreement by the Company or any of its Subsidiaries or, to the Company's knowledge, any other party thereto, and (iii) the Company or any of its Subsidiaries has not released or waived any material right under any contract. Except as disclosed on
          Schedule 3.07, the Company is not required to give notice to any
          -------------
          other person who is a party to an agreement listed on Schedule
                                                                ________
          3.24 regarding this Agreement or the Merger.
          ----

                    (c)  Schedule 3.24 sets forth a correct and complete
                         -------------
          list of the ten largest customers of the Company and its Subsidiaries in terms of net revenues during each of the 1994 and 1995 fiscal years and the first six months of fiscal 1996, showing the total net revenue received in each such period from each such customer. Except to the extent set forth on Schedule
                                                                 --------
          3.24, since June 30, 1996, there has not been any adverse change
          ----
          in the business relationship between the Company or any of its Subsidiaries and any customer listed on such Schedule.

                    Section 3.25.  Personnel.  Set forth on Schedule 3.25
                                   ---------                -------------
          attached hereto is a correct and complete list of: (i) all full time and part time employees including their respective positions, dates of hire and salary; (ii) all employment, severance, bonus, profit sharing, percentage compensation and pension or retirement plans; stock purchase and stock option plans; contracts or agreements with present or former directors, officers or employees that are not terminable on 60 days' or less notice without penalty to the Company; and all consulting agreements, to which the Company or any of its Subsidiaries is a party or to which they are bound as of the date of this Agreement; (iii) all group insurance programs in effect for employees of the Company and its Subsidiaries; and (iv) all accrued but unused vacation, holiday and sick-time on the account of each employee of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default with respect to any of its obligations listed above.

                    Section 3.26.  Compliance with Laws.  Except as
                                   --------------------
          disclosed in this Agreement or in the Schedules hereto, the operations of the business of the Company and its Subsidiaries as currently conducted are not, and as heretofore conducted, to the knowledge of the Company, were not in violation of, nor is the Company or any of its Subsidiaries in default under, or violation of, any federal, state, local or foreign law, statute or regulation or any order, judgment or decree of any federal, state, local or foreign governmental authority, regulatory or administrative agency, commission, court or tribunal to which the Company or any of its Subsidiaries are bound, except for such violations or defaults as have not had a Company Material Adverse Effect. The Company and its Subsidiaries have been duly granted all permits, licenses, variances, exemptions, orders, approvals and authorizations ("Permits") necessary for the conduct of their businesses as currently conducted and are in compliance with the terms of each such Permit, except where the failure to obtain such Permits or to comply with such Permits would not have a Company Material Adverse Effect. Set forth on Schedule 3.26
                                                         -------------
          attached hereto is a correct and complete list of all such Permits. Except as set forth on Schedule 3.26, the entry into
                                           -------------
          this Agreement and the consummation of the Merger will not require any modification, re-application, approval or other consent as to any Permit.

                    Section 3.27.  Accounts Receivable.  Set forth on
                                   -------------------
          Schedule 3.27 attached hereto is a correct and complete list of
          -------------
          the work-in-process and accounts receivable of the Company and its Subsidiaries as set forth on the June 1996 Balance Sheet, including the degree of completion for each project and the amounts expended thereon as of June 30, 1996. All accounts receivable which have arisen subsequent to the June 1996 Balance Sheet represent sales made or work performed in the ordinary course of business, are current and collectable and, to the Company's knowledge, the same will be collected in full (net of reserve for bad debts) in the ordinary course of business and are not subject to any claims, offsets, allowances or adjustments.

                    Section 3.28.  Books and Records.  The Company has
                                   -----------------
          maintained and preserved complete and accurate books and records for its material transactions. The minute books of the Company and its Subsidiaries include complete and correct minutes of all meetings of their respective directors committees and stockholders.

                    Section 3.29.  Board Recommendation.  The Board of
                                   --------------------
          Directors of the Company has duly adopted, at a special meeting of such Board duly held on September 3, 1996, resolutions approving this Agreement, the Merger and the other transactions contemplated hereby on the terms and conditions set forth herein, has taken all actions so that the restrictions of Chapter 1704 of the Ohio Act applicable to a "Chapter 1704 transaction" (as defined in said Chapter 1704) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, and has determined to recommend that the stockholders of the Company approve this Agreement and the Merger (subject to the fiduciary duty of the Board of Directors under applicable law). The Board of Directors of the Company has been advised by Toomas J. Kukk and Mark L. Rochester, the principal shareholders of the Company, that they intend to vote their Shares in favor of this Agreement and the Merger.

                    Section 3.30.  General Representation and
                                   --------------------------
          Warranty.  Neither this Agreement nor any schedule attached
          --------
          hereto or other documents and written information furnished by or on behalf of the Company, its attorneys, auditors or insurance agents to Parent in connection with this Agreement contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.


                                      ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                    Parent and Sub, jointly and severally, hereby represent and warrant to the Company as follows:

                    Section 4.01.  Organization and Power.
                                   ----------------------
                    (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada. Parent has all requisite corporate power to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder.

                    (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Sub has all requisite corporate power to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder. Sub is a wholly-owned subsidiary of Parent, has been organized solely for the purpose of consummating the Merger and has conducted no business or operations of any nature.

                    Section 4.02.  Authorization.  The execution and
                                   -------------
          delivery of this Agreement and the due consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement constitutes (and each document and instrument contemplated by this Agreement, when executed and delivered in accordance with the provisions hereof, will constitute) a valid and legally binding agreement of each of Parent and Sub, enforceable against them in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the rights of creditors generally, general principles of equity, and public policy.

                    Section 4.03.  No Conflicts.  The execution, delivery
                                   ------------
          and performance of this Agreement by Parent and Sub and the consummation of the transactions contemplated hereby will not constitute a conflict with, breach or violation of or default (or an event which with notice or lapse of time or both would become a default) under (a) Parent's Charter or By-Laws, as amended to date; (b) Sub's Articles of Incorporation or Code of Regulations, as amended to date; (c) any material agreement, instrument, license, franchise or permit to which Parent or Sub is subject or by which Parent or Sub is bound; (e) any order, writ, injunction or decree to which Parent or Sub is subject or by which Parent or Sub is bound; or (f) any law, rule or regulation to which Parent or Sub is subject or to which it is bound.

                    Section 4.04.  Consents and Approvals.  Except for
                                   ----------------------
          filings, approvals or consents required by (a) the Secretary of State of the State of Ohio; (b) the Hart-Scott-Rodino Act; and
          (c) such other statutes, rules or regulations which may require registrations, authorizations, consents or approvals relating to matters that, in the aggregate, are not material to Parent, neither Parent nor Sub is required to submit any notice, report or other filing with or obtain any consent or approval from any governmental authority or third party in connection with the execution and delivery by Parent or Sub of this Agreement or the consummation of the transactions contemplated hereby.

                    Section 4.05.  Proxy Statement.  None of the
                                   ---------------
          information to be supplied by Parent or Sub or any of their accountants, counsel or other authorized representatives for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Shareholders Meeting contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or Sub, or their officers and directors or any of the subsidiaries of Parent shall occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, Parent will notify the Company in writing of such event.

                    Section 4.06.  Financing.  Gordon Capital has indicated
                                   ---------
          its willingness to raise such funds as will be sufficient to pay the Merger Consideration and all related fees and expenses of Parent. Parent will promptly provide to the Company a true and complete copy of a commitment letter (the "Commitment Letter") and all final documentation relating thereto and received by Parent after the date hereof. The financing required to effect the Merger and pay related fees and expenses as set forth in the Commitment Letter is hereinafter referred to as the "Financing."

                    Section 4.07.  Brokers and Finders.  No broker, finder
                                   -------------------
          or investment banker is entitled to any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby based upon arrangements made by Parent or Sub.


                                      ARTICLE V

                               COVENANTS AND AGREEMENTS

                    Section 5.01.  Conduct of Business Between Execution of

                                   ----------------------------------------
          this Agreement and the Effective Time.  During the period
          -------------------------------------
          commencing on the date of this Agreement and continuing until the Effective Time, the Company covenants and agrees that the business of the Company and the Company's Subsidiaries shall be conducted only in the regular and ordinary course of business, consistent with past practice; and that it shall use all reasonable efforts to (i) preserve intact its business, (ii) keep available the services of its current officers and employees, and
          (iii) preserve its relationships with desirable customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, except as set forth on Schedule 5.01 attached
                                                -------------
          hereto, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Parent:

                    (a) adjust, split, combine or reclassify any shares of capital stock;

                    (b) make, declare, set aside or pay any dividend or make any other distribution on, or directly or indirectly issue, sell, pledge, grant, redeem, repurchase or otherwise acquire, any shares of its or any Subsidiary's capital stock, any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or other rights to acquire any shares of its capital stock except the issuance of stock pursuant to the exercise of employee stock options outstanding on the date hereof;

                    (c) grant any stock option or appreciation rights or other rights to share in the equity value of the Company or any Subsidiary;

                    (d) make any changes in the Articles of Incorporation, Code of Regulations or By-laws, as amended to date, of the Company or any Subsidiary;

                    (e) acquire, sell, lease, encumber, transfer or dispose of any assets, or make any capital expenditures, in either case, in excess of $10,000 individually or $100,000 in the aggregate, outside the ordinary course of business, except pursuant to obligations in effect on the date hereof;

                    (f) incur any indebtedness for borrowed money or guarantee any indebtedness or issue or sell securities or warrants or rights to acquire any debt securities or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any assets or create or suffer any material lien thereupon, except pursuant to obligations or any guarantees thereof which in the aggregate do not exceed $100,000;

                    (g) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice, or (ii) in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company.

                    (h) notwithstanding any provision of clause (g) of this Section 5.01, pay, discharge or satisfy any claims, liabilities or obligations in connection with the Company Litigation, other than attorneys' fees and other expenses of defending such actions, it being understood and agreed that the Company shall keep Parent fully informed of all material developments in connection with the Company Litigation, and that Parent shall have the right to participate in all decisions with respect to the management, defense and settlement of the Company Litigation;

                    (i) change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles);

                    (j) except as required by law or contemplated by this Agreement (i) enter into, adopt, amend or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its directors or executive officers, (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee or (iii) grant any bonus to any of its executive officers or pay any termination, severance or other benefit not required by any plan and arrangement as in effect on the date hereof;

                    (k) make or enter into any agreement, commitment or contract, except those in the ordinary course of business, for the purchase or sale of products in amounts not exceeding $50,000 in any instance and not giving rise to obligations extending beyond 90 days from the date hereof, or modify, amend or terminate any material contract (other than as required by the terms thereof), or pay any amount not required by law or by any contract in an amount exceeding $50,000;

                    (l) make or enter into any lease of real property or extend or amend any existing lease of real property;

                    (m) intentionally take, or enter into an agreement to take, any action that would result in any of the conditions to the Merger set forth in Article VI not being satisfied;

                    (n) make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes; or

                    (o) agree to, or make any commitment to take any of the actions prohibited by this Section 5.01; or take any action, or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to the Effective Time, or omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

                    Section 5.02.  Mutual Covenants.
                                   ----------------

                    (a)  Compliance with Laws.  Each party covenants and
                         --------------------
          agrees to use its reasonable best efforts to comply promptly with (and furnish information to the other parties in connection with) any and all requirements that federal or state law may impose on it or them, as the case may be, with respect to the Merger.

                    (b)  Cooperation in Connection with Proceedings.  Each
                         ------------------------------------------
          party covenants and agrees that if any action, suit, proceeding or investigation of the nature specified in Section 6.01(c) hereof is commenced, it shall cooperate with the others and shall use its reasonable best efforts to defend against the same and respond thereto.

                    (c)  Notification of Certain Events.  Each party
                         ------------------------------
          covenants and agrees to give prompt written notice to the others of (i) the occurrence (or non-occurrence) of any event the occurrence (or non-occurrence) of which would be likely to cause
          (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, agreement or condition in this Agreement not to be complied with or satisfied in any material respect; and (ii) any failure by such first party to comply with or satisfy any covenant, agreement or condition contained in this Agreement in any material respect.

                    Section 5.03.  Access to Information; Confidentiality.
                                   --------------------------------------

                    (a)  Information of the Company.  The Company covenants
                         --------------------------
          and agrees to afford Parent and Parent's accountants, counsel and other representatives, full access, during normal business hours during the period prior to the Effective Time or the earlier termination of this Agreement, to all of the properties, books, contracts, commitments and records of the Company and its Subsidiaries, and, during such period, shall furnish promptly to Parent a copy of each report, schedule and other document filed or received thereby during such period pursuant to the requirements of federal and state securities laws.

                    (b)  Confidentiality Covenants of Parent.  Parent
                         -----------------------------------
          covenants and agrees that until the Effective Time, it shall continue to be bound by the terms of the Confidentiality Agreement, dated August 21, 1996.

                    Section 5.04.  Meeting of Shareholders.  The Company
                                   -----------------------
          shall, promptly after the date of this Agreement, take all action necessary in accordance with the Ohio Act and its Articles of Incorporation and Code of Regulations to convene a meeting of the Company's shareholders to act on this Agreement and the Merger (the "Shareholders Meeting"), and the Company shall consult with
                --------------------
          Parent in connection therewith. The Company shall use its reasonable best efforts to solicit from shareholders of the Company proxies in favor of the approval and adoption of the Merger Agreement and to secure the vote or consent of shareholders required by the Ohio Act to approve and adopt the Merger Agreement, unless otherwise required by the applicable fiduciary duties of the directors of Company, as determined by such directors in good faith after consultation with independent legal counsel (which may include the Company's regularly engaged legal counsel).

                    Section 5.05.  Proxy Statement.  As promptly as
                                   ---------------
          practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement and a form of proxy, in connection with the vote of the Company's shareholders at the Shareholders Meeting with respect to the Merger (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, being the "Proxy
                                                           -----
          Statement"), and use all reasonable efforts to obtain SEC
          ---------
          clearance of the Proxy Statement. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as may be required by the Exchange Act or the regulations promulgated thereunder, or as the other may reasonably request in connection with such actions. As promptly as practicable after clearance of the Proxy Statement, the Company shall mail the Proxy Statement to its shareholders. The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger unless otherwise required by the applicable fiduciary duties of the Board of Directors of the Company, as determined by such directors in good faith after consultation with legal counsel.

                    Section 5.06.  Public or Shareholder Communications.
                                   ------------------------------------
          From and after the date of this Agreement, except as required by law, the Company, Parent and Sub will not, with respect to the transactions contemplated hereby, issue any press release or make any public statements or, in the case of the Company, mail any communications or letters to its shareholders generally, except with the prior written approval of the other party or as required by law. With respect to any communication required by law, the party making such communication agrees to use its best efforts to provide a copy of the text of such communication to the other party prior to its release together with an explanation as to the legal necessity for the communication.

                    Section 5.07.  Additional Agreements.  Subject to the
                                   ---------------------
          terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger and this Agreement, including, but not limited to, using its best efforts to obtain all necessary waivers, consents, authorizations and approvals of or exemptions by any governmental authority or third party, and effecting all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall take all such necessary action.

                    Section 5.08.  Closing Conditions.  Each of the Company
                                   ------------------
          and Parent will use its reasonable best efforts to cause the conditions set forth in Article VI to be satisfied; provided,
                                                              --------
          however, this provision shall not require any party to waive any
          -------
          condition.

                    Section 5.09.  Parent Shareholder Approval.  Parent
                                   ---------------------------
          covenants and agrees to vote the shares of capital stock of Sub held by Parent to approve and adopt this Agreement and the transactions contemplated hereby, and (i) cause Sub to take any and all actions as may be necessary or appropriate to consummate the Merger in accordance with the terms of this Agreement.

                    Section 5.10.  Director and Officer Liability.
                                   ------------------------------

                    (a) The Regulations of the Surviving Corporation with respect to indemnification of directors and officers shall not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors and officers of the Company for a period of five (5) years after the Effective Time, unless such modification is required by law.

                    (b) Assuming consummation of the Merger, from and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries against all losses, claims, damages and liability and amounts paid in settlement (with the approval of Parent, which approval shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, (x) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent that the Company or such Subsidiary would have been permitted to indemnify such person under applicable law and the Articles of Incorporation and Code of Regulations of the Company or such Subsidiary in effect on the date hereof or (y) except for a claim arising or based upon the gross negligence or willful misconduct of the indemnified party, in any event arising out of or pertaining to the transactions contemplated by this Agreement. Any person wishing to claim indemnification under this Section 5.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation (but the failure to so notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which it may have under this
          Section 5.10, except to the extent such failure prejudices the Surviving Corporation), and shall, to the extent required by the Ohio Act, deliver to the Surviving corporation any undertaking required prior to payment of expenses in advance of final disposition. For at least five (5) years after the Effective Time, Parent will use its best efforts to cause the Surviving Corporation, without any lapse in coverage, to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof.

                    Section 5.11.  No Solicitation.
                                   ---------------

                    (a) The Company agrees that it will not, after the date hereof and prior to the Effective Time, seek, directly or through its agents, representatives, Subsidiaries or affiliates, or permit any of its officers or directors to seek (whether in their capacities as officers or directors or in their individual capacities) or otherwise solicit or encourage the initiation of inquiries or proposals from any person or persons (other than Parent), to acquire or purchase all or a substantial part of its assets or all or a substantial part of its capital stock or the capital stock of any of its Subsidiaries, or for the Company or its Subsidiaries to acquire or purchase in one or more related transactions the capital stock or assets of persons (other than Parent) whereby the Company would issue (or commit to issue) shares of its capital stock constituting more than a majority of its outstanding voting securities, or to effect a consolidation or merger (other than the Merger) or other business combination or recapitalization (an "Acquisition Proposal"). The Company shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal (other than Parent). Nothing contained in this Section 5.11 shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the shareholders of the Company, a bona fide Acquisition Proposal not solicited, directly or indirectly, in violation of this Agreement, provided the Board of Directors of the Company determines in good faith (upon advice of counsel) that it is required to do so in order to discharge properly its fiduciary duties.

                    (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal (whether written or oral), or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person or entity that informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 5.11(c), the identity of the party making the Acquisition Proposal and the terms and conditions of the transaction constituting the Acquisition Proposal.

                    (c) If the Board of the Company receives a request for commercial nonpublic information by a person who makes a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of counsel that it is required to cause the Company to act as provided in this Section 5.11(c) in order to discharge properly its fiduciary duties, then, provided the person making the Acquisition Proposal has executed a confidentiality agreement substantially similar to the one then in effect between the Company and Parent, the Company may provide such person with access to information regarding the Company.

                    Section 5.12.  Periodic Reports.  Until the Effective
                                   ----------------
          Time, the Company and Parent each will, subject to the requirements of applicable laws, furnish to the other all filings to be made with the SEC and all materials to be mailed to their respective stockholders and will solicit comments with respect thereto from the other, in each case at least 48 hours (or as soon thereafter as is practicable) prior to the time of such filings and the time of such mailings.

                    Section 5.13.  Financing.  Parent covenants and agrees
                                   ---------
          to use its best efforts to obtain the Financing pursuant to the Commitment Letter. If the Financing pursuant to the Commitment Letter, or any alternative Financing obtained in lieu thereof pursuant to this Section 5.13, is not obtainable, then Parent covenants and agrees to use its best efforts to obtain, within thirty (30) days after being notified that the Financing pursuant to the Commitment Letter is not obtainable, alternative Financing on terms which in the aggregate are no less advantageous to Parent than the terms provided for in the Commitment Letter. Parent shall give the Company prompt notice when any Financing becomes unobtainable and when any such alternative Financing is obtained, including a full description of the terms thereof.

                    Section 5.14.  Hart-Scott-Rodino Filing.  To the extent
                                   ------------------------
          required by law, the Company and Parent shall file Notification and Report Forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice. The parties shall cooperate and consult with each other with respect to the preparation of the Notification and Report Forms and any other submissions, including, but not limited to, responses to written or oral comments or requests for additional information or documenting material by the Federal Trade Commission or the Antitrust Division of the Department of Justice, required to be made pursuant to the Hart-Scott-Rodino Act in connection with the transactions contemplated hereby. The filing fee associated with such filings shall be borne equally by Parent and the Company.



                                      ARTICLE VI

                       CONDITIONS TO CONSUMMATION OF THE MERGER

                    Section 6.01.  Conditions to Each Party's Obligation to
                                   ----------------------------------------
          Effect the Merger.  The respective obligations of each party to
          -----------------
          effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                    (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of the Company required by applicable law or by the Company's Articles of Incorporation or Code of Regulations;

                    (b) The waiting period, and any extensions thereof, applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired;

                    (c) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the Merger;

                    (d) All actions by or in respect of or filing with any governmental regulatory or administrative agency or commission required to consummate the Merger shall have been obtained or made;

                    (e)  The fairness opinion delivered in accordance with
          Section 3.12 hereof shall not have been modified or withdrawn and the Company shall have received a fairness opinion, substantially in the form of the fairness opinion delivered in accordance with
          Section 3.12 hereof, to be included in the Proxy Statement mailed to the Company's shareholders, and such fairness opinion shall not have been withdrawn or modified; and

                    (f) By not later than immediately prior to the Effective Time, Toomas J. Kukk and Ernest M. Rochester shall each have entered into Employment Agreements with the Company and Parent, substantially in the forms of Annexes B and C hereto;

                    Section 6.02.  Additional Conditions to the Obligations
                                   ----------------------------------------
          of the Company.  The obligation of the Company to effect the
          --------------
          Merger is also subject to each of the following conditions:

                    (a) Each of Parent and Sub shall have performed in all material respects each obligation and covenant to be performed by it hereunder at or prior to the Effective Time;

                    (b) The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

                    (c) Parent shall have delivered to the Company certificates issued by appropriate governmental authorities evidencing the good standing of Parent in the Province of Ontario and of Sub in the State of Ohio;

                    (d) Parent and Sub shall have delivered to the Company copies, certified by the Secretary or an Assistant Secretary, of the resolutions adopted by the Boards of Directors of Parent and Sub, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and by Parent as the sole shareholder of Sub, approving this Agreement and the Merger;

                    (e) Parent shall have delivered to the Company a certificate of its Chief Executive and Chief Financial Officers, certifying as to the fulfillment of the conditions to the obligations of the Company set forth in this Article VI; and
                                                       ----------

                    (f) The Company shall have received the opinion of counsel to Parent and Sub, substantially in the form of Annex A hereto.

                    Section 6.03.  Additional Conditions to the Obligations
                                   ----------------------------------------
          of Parent and Sub.  The obligations of Parent and Sub to effect
          -----------------
          the Merger are also subject to each of the following conditions:

                    (a) The Company shall have performed in all material respects each obligation and covenant to be performed by it hereunder at or prior to the Effective Time;

                    (b) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any of such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

                    (c) The Material Consents set forth on Schedule 3.07 attached hereto, required to consummate the transactions contemplated hereby, shall have been obtained;

                    (d) The Company shall have delivered to Parent certificates issued by appropriate governmental authorities (i) evidencing the good standing of the Company in the State of Ohio and as a foreign corporation in each jurisdiction in which it has qualified to do business as a foreign corporation, and (ii) evidencing the good standing of each Subsidiary of the Company in its jurisdiction of organization or incorporation and as a foreign corporation in which it has qualified to do business as a foreign corporation;

                    (e) The Company shall have delivered to Parent copies, certified by the Secretary or Assistant Secretary, of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and by the shareholders of the Company approving this Agreement and the Merger;

                    (f) Parent shall have received sufficient funding pursuant to the Commitment Letter to enable Sub to consummate the Merger and to pay related fees and expenses;

                    (g) No Company Material Adverse Effect shall have occurred;

                    (h) All incentive stock option and non-qualified stock option plans of the Company, and each option issued under any of such plans, shall have been amended, to the extent necessary in accordance with Section 2.05 hereof;

                    (i) Appraisal rights under the Ohio Act shall have been perfected by the holders of not more than five percent (5%) of the outstanding shares;

                    (j) The Company shall have delivered to Parent and Sub the certificate of its Chief Executive and Chief Financial Officers, certifying as to the fulfillment of the conditions to the obligations of Parent and Sub set forth in this Article VI;
                                                              ----------

                    (k) Parent and Sub shall have received the opinion of Thompson Hine & Flory P.L.L., counsel to the Company, substantially in the form of Annex D hereto; and

                    (l) The officers and directors of the Company and its Subsidiaries specified by Parent shall have resigned their respective positions as of the Effective Time.


                                     ARTICLE VII

                            TERMINATION; AMENDMENT; WAIVER

                    Section 7.01.  Termination.  This Agreement may be
                                   -----------
          terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

                    (a) by mutual written consent of the Board of Directors of the Company and the Board of Directors of Parent;

                    (b) by either the Company or Parent, by written notice to the other, if (i) the Effective Time shall not have occurred on or before January 31, 1997, (ii) the requisite vote of the shareholders of the Company to approve this Agreement and the transactions contemplated hereby shall not be obtained at the Shareholders Meeting, or any adjournments thereof, called therefor, or (iii) any court of competent jurisdiction in the United States or any state or in Canada or any province shall have issued an order, judgement or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgement or decree shall have become final and non-appealable; provided, however, that the right to terminate this Agreement (x) under clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or
          (y) under clause (iii) shall not be available to any party unless such party shall have used all reasonable efforts to remove such order, judgement or decree;

                    (c)  by Parent, by written notice to the Company, if:

                    (i)  there shall have been any breach of any
               representation, warranty, covenant or agreement of the Company hereunder which, if not remedied prior to the Effective Time, would have a Company Material Adverse Effect and such breach shall not have been remedied, or the Company shall not have provided Parent with reasonable assurance that such breach will be remedied prior to the Effective Time, within ten (10) days after receipt by the Company of notice in writing from Parent specifying the nature of such breach and requesting that it be remedied; or

                    (ii) the Board of Directors of the Company or any committee thereof shall withdraw or modify in any manner adverse to Parent its approval or recommendation of this Agreement or the Merger contemplated hereby; or

                    (iii) the Board of Directors of the Company or any committee thereof (A) at any time after the Company or any of its Subsidiaries has become aware of any event which would require that notice be given to Parent pursuant to
               Section 5.11 hereof, shall withdraw or modify in any manner adverse to Parent its approval or recommendation of this Agreement or the Merger contemplated hereby, or (B) shall approve or recommend any Acquisition Proposal (including approving of, expressing no opinion or remaining neutral as to a third party tender offer for Shares when expressing the position of the Company to any such tender offer in complying with Rule 14e-2 promulgated under the Exchange
               Act) involving the Company or any of its Subsidiaries, in each case by a party other than Parent or any of its affiliates, or (C) shall resolve to take any of the actions specified in clauses (A) or (B); or

                    (iv) The Company or any of its Subsidiaries shall enter into a definitive agreement (or a letter of intent) for an Acquisition Proposal (other than with Parent or any of its affiliates) or the Board of Directors of the Company or any committee thereof shall resolve to take such action; or

                    (v) any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than Parent or a person or group approved by Parent shall acquire a number of shares of capital stock of the Company entitled to cast twenty (20%) percent of the total number of votes entitled to be cast in an election of directors of the Company, or the directors of the Company currently in office shall cease to represent a majority of the directors of the Company.

                    (d)  by the Company, by written notice to Parent, if:

                    (i)  there shall have been any breach of any
               representation, warranty, covenant or agreement of Parent hereunder which, if not remedied prior to the Effective Time, would have an effect which is material and adverse to the business, financial condition or results of operations of Parent and such breach shall not have been remedied or Parent shall not have provided the Company with reasonable assurance that such breach will be remedied prior to the Effective Time, within ten (10) days after receipt by Parent of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied; or

                    (ii) the Board of Directors of the Company or any committee thereof determines to enter into a definitive agreement (or a letter of intent) for an Acquisition Proposal (other than with Parent or any of its affiliates); or

                    (iii) the Board of Directors of Parent or any committee thereof shall withdraw or modify in any manner adverse to the Company its approval or recommendation of this Agreement or the Merger contemplated hereby; or

                    (iv) the Financing pursuant to the Commitment Letter, or any alternative Financing as contemplated by Section 5.13 obtained in lieu thereof, shall have become unobtainable and Parent shall not have given the Company reasonable evidence within thirty (30) days thereafter that alternative Financing as contemplated by Section 5.13 hereof has been obtained.

                    Section 7.02.  Effect of Termination and
                                   -------------------------

          Abandonment.  In the event of termination of this Agreement and
          -----------
          abandonment of the Merger pursuant to this Article VII, this Agreement shall forthwith become void and no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except for termination payments provided in Section 7.03 hereof and except that nothing herein will relieve any party from liability for any breach of its representations, warranties or covenants in this Agreement.

                    Section 7.03.  Termination Payment.  If Parent shall
                                   -------------------
          terminate this Agreement pursuant to Section 7.01(b)(ii) hereof or pursuant to Section 7.01(c)(ii), (iii), (iv) or (v) hereof, or if the Company shall terminate this Agreement pursuant to
          Section 7.01(b)(ii) hereof, or pursuant to Section 7.01(d)(ii) hereof, the Company shall pay $1,000,000 plus an amount equal to Parent's actual expenses, including third party costs, such as attorneys and financial advisors, incurred in connection with this Agreement and the proposed transaction to Parent not later than ten (10) days after notice of termination from Parent or the Company, as the case may be. If the Company shall terminate this Agreement pursuant to Section 7.01(d)(iv) hereof, Parent shall pay the Company's actual expenses incurred in connection with this Agreement and the proposed transaction to the Company, including third party costs, such as attorneys and financial advisors, not later than ten (10) days after termination of the Agreement. Each party agrees that if it fails to pay timely the termination payment due by it pursuant to this Section, the amount not timely paid shall bear interest at the rate of 12% per annum accruing from the termination date and continuing until the termination payment is paid in full. In the event that it is necessary for a party to institute proceedings to seek collection of the termination payment due to it and it is entitled to receive any of the amounts sought in the collection proceeding, in addition to paying such amount the party failing to make such termination payment shall reimburse the other party for the attorneys' fees and other reasonable costs and expenses incurred in connection with such collection.

                    Section 7.04.  Amendment.  This Agreement may be
                                   ---------
          amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration or in any way adversely affects the rights of holders of the Shares without the further approval of such holders. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

                    Section 7.05.  Waiver.  At any time prior to the
                                   ------
          Effective Time, the parties hereto, by action taken by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any of the conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty. Notwithstanding anything to the contrary set forth herein, the following conditions precedent to the consummation of the Merger may not be waived by either party hereto: (i) the approval of the Merger and this Agreement by the shareholders of the Company pursuant to the Ohio Act; (ii) the expiration or earlier termination of all applicable waiting periods under the Hart-Scott Rodino Act, with no outstanding requests for additional information or clarification or notices indicating that further action will be taken by the Federal Trade Commission or the Antitrust Division of the Department of Justice with respect to the Merger; and (iii) the execution by all necessary parties of the Certificate of Merger to be filed with the Ohio Secretary of State.


                                     ARTICLE VIII

                                  GENERAL PROVISIONS

                    Section 8.01.  Fees and Expenses.  Except as otherwise
                                   -----------------
          expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                    Section 8.02.  Survival of Representations and
                                   -------------------------------
          Warranties.  Except as set forth in the last sentence of this
          ----------
          Section 8.02, the representations and warranties made by each party contained in this Agreement or in any exhibit, disclosure schedule, certificate or other instrument delivered pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the other party, whether prior to or after the execution of this Agreement. No representations and warranties contained in this Agreement or in any exhibit, disclosure schedule, certificate or other instrument delivered pursuant to this Agreement shall survive the consummation of the Merger at the Effective Time.

                    Section 8.03.  Notices.  All notices and other
                                   -------
          communications required or permitted hereunder shall be in writing and delivered as follows:

                    if to Parent or Sub:

                    American Eco Corporation
                    11011 Jones Road
                    Houston, Texas  77070
                    Attention:  Michael E. McGinnis, President
                    Telephone:  281-774-7000
                    Facsimile:  281-777-7001

                    with a copy to:

                    Reid & Priest LLP
                    40 West 57th Street
                    New York, New York 10019
                    Attention:  Bruce A. Rich, Esq.
                    Telephone:  (212) 603-2000
                    Facsimile:  (212) 603-2001

                    if to the Company:

                    CHEMPOWER, INC.
                    807 East Turkeyfoot Lake Road
                    Akron, Ohio  44319
                    Attention:  T.J. Kukk, President
                    Telephone:  216-896-4202
                    Facsimile:  216-896-1866

                    with a copy to:

                    Thompson Hine & Flory P.L.L.
                    3900 Key Center
                    127 Public Square
                    Cleveland, Ohio  44114
                    Attention:  Thomas A. Aldrich, Esq.
                    Telephone:  216-566-5500
                    Facsimile:  216-566-5800

          or to such other address as may have been designated in a prior notice. Notices sent by registered or certified mail, postage prepaid and with return receipt requested, shall be deemed to have been given two (2) business days after being mailed, and otherwise notices shall be deemed to have been given when received.

                    Section 8.04.  Construction.  The headings in this
                                   ------------
          Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Prior drafts of this Agreement shall not be considered in interpreting the rights and obligations of the parties hereunder. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

                    Section 8.05.  Exhibits, Schedules and Annexes.  The
                                   -------------------------------
          Exhibits, Schedules and Annexes referred to in this Agreement shall be deemed to be an integral part of this Agreement as if fully rewritten herein. To the extent applicable, a disclosure set forth on any one such document will serve as a disclosure for purposes of all other such documents.

                    Section 8.06.  Counterparts.  This Agreement may be
                                   ------------
          executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

                    Section 8.07.  Governing Law.  This Agreement,
                                   -------------
          including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to conflict of laws principles.

                    Section 8.08.  Pronouns.  The use of a particular
                                   --------
          pronoun herein shall not be restrictive as to gender or number but shall be interpreted in all cases as the context may require.

                    Section 8.09.  Time Periods.  Unless otherwise provided
                                   ------------
          herein, any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking
          --------       --------  -------
          such action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day.


                    Section 8.10.  No Third Party Beneficiaries.  This
                                   ----------------------------
          Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

                    Section 8.11.  Enforcement of the Agreement.  The
                                   ----------------------------
          parties hereto agree that irreparable damage would result in the event that any provision of this Agreement is not performed in accordance with specific terms or is otherwise breached. It is accordingly agreed that the parties hereto will be entitled to equitable relief including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

                    Section 8.12.  Waiver of the Jury Trial.  Each party
                                   ------------------------
          hereto waives the right to a trial by jury in any dispute in connection with the transactions contemplated by this Agreement, and agrees to take any and all action necessary or appropriate to effect such waiver.

                    Section 8.13.  Entire Agreement.  This Agreement and
                                   ----------------
          the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement between the parties concerning the subject matter hereof. All negotiations and prior agreements between the parties are merged into this Agreement, except that the Confidentiality Agreements, dated August 21, 1996, shall remain in full force and effect until the Effective Time, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.

                    Section 8.14.  Severability.  Whenever possible, each
                                   ------------
          provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by, or invalid or unenforceable under, applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity or unenforceability, without invalidating the remainder of this Agreement.

                    Section 8.15.  Successors and Assigns.  The provisions
                                   ----------------------
          of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Except as otherwise provided in this Agreement, nothing in this Agreement is intended or shall be construed to confer on any person other than the parties hereto any rights or benefits hereunder.


                    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                             AMERICAN ECO CORPORATION



                                             By: /s/ Michael E. McGinnis
                                                ________________________
                                                 Name:
                                                 Title:

                                             SUB ACQUISITION CORP.



                                             By: /s/ Michael E. McGinnis
                                                ________________________
                                                 Name:
                                                 Title:

                                             CHEMPOWER, INC.



                                             By: /s/ Toomas J. Kukk
                                                ________________________
                                                 Name: T.J. Kukk
                                                 Title: President & CEO